Exhibit 23.1

Board of Directors
Material Technologies, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-139148 and 333-133957) of our report dated March 30, 2007 appearing in the Annual Report on Form 10-KSB of Material Technologies, Inc. for the year ended December 31, 2006.

                                                                           /s/ KMJ/Corbin & Company LLP

                                                                          KMJ / Corbin and Company LLP
Irvine, California
March 30, 2007